SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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BIO-RAD LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

BIO-RAD LABORATORIES, INC.

TO BE HELD APRIL 25, 2006

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc., a Delaware corporation (“Bio-Rad” or the “Company”), will be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 25, 2006 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

(1)	The election of two directors of the Company by the holders of outstanding Class A Common Stock and five directors of the Company by the holders of outstanding Class B Common Stock;

(2)	A proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

(3)	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on February 27, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed proxy will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about March 31, 2006.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

March 31, 2006

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2006

Information Regarding Proxies

Our Board of Directors is soliciting the enclosed proxy in connection with our annual meeting of stockholders to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 25, 2006 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card are first being mailed on or about March 31, 2006 to all stockholders entitled to vote.

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. We may retain Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with our annual meeting, at an estimated cost of $6,000.00.

Shares for which a properly executed proxy in the enclosed form is returned will be voted at our annual meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s), and to approve those other matters that may properly come before the annual meeting at the discretion of the person named in the proxy. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy.

Voting Securities

Our securities entitled to vote at the meeting consist of shares of our Class A Common Stock and Class B Common Stock, both $0.0001 par value (collectively, “Common Stock”). 21,377,174 shares of Class A Common Stock and 4,909,908 shares of Class B Common Stock were issued and outstanding at the close of business on February 27, 2006. Only stockholders of record at the close of business on February 27, 2006 will be entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of our Voting Power will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The stockholders do not have any right to vote cumulatively in any election of directors. Under Delaware law, directors elected by each class shall be elected by a plurality of the votes in the respective class.

On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes voting separately), the affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the two directors to be elected by the holders of our Class A Common Stock, the two director nominees receiving the highest number of affirmative votes will be elected. With respect to the five directors to be elected by the holders of our Class B Common Stock, the five director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked to withhold authority with respect to the election of one or more director nominees will not be voted with respect to the director nominee(s) indicated, although it will be counted for purposes of determining the presence of a quorum. The proposal to ratify the appointment of our independent auditors must receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting in order for the proposal to be approved. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

There is no statutory or contractual right of appraisal or similar remedy available to those stockholders who dissent from any matter to be acted upon.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table presents certain information as of February 27, 2006 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3) 1000 Alfred Nobel Drive Hercules, CA 94547	—	0.0%	4,060,054	82.7%
Private Capital Management, Inc.(4) 8889 Pelican Bay Boulevard Suite 500 Naples, FL 34108	2,085,573	9.8%	—	0.0%
Ariel Capital Management, LLC(5) 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,385,536	6.5%	—	0.0%
David and Alice N. Schwartz(6)(7)(10) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	3,208,383	15.0%	4,619,368	88.2%
Norman Schwartz(6)(8)(9)(10) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	211,454	1.0%	4,201,532	84.0%
Steven Schwartz(6)(8)(11) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	164,831	0.8%	4,072,314	82.9%
James J. Bennett(10)	33,566	0.2%	47,454	1.0%
John Goetz(10)	60,029	0.3%	—	0.0%
Albert J. Hillman	8,908	0.0%	8,234	0.2%
Ruediger Naumann-Etienne	3,000	0.0%	—	0.0%
Philip L. Padou	—	0.0%	—	0.0%
Sanford S. Wadler(10)	41,623	0.2%	—	0.0%
Christine A. Tsingos(10)	9,488	0.0%	—	0.0%
All directors and executive officers as a group(10)(13 persons)	3,618,752	16.8%	4,816,534	90.3%

(1)

Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 15.4%; Private Capital Management, Inc. 7.9%; Ariel Capital Management, LLC 5.3%, David and Alice N. Schwartz 29.4%; Norman Schwartz 16.7%; Steven Schwartz 16.1%; James J. Bennett 0.3%; John Goetz 0.2%; Albert J. Hillman 0.1%; Ruediger Naumann-Etienne 0.0%; Philip L. Padou 0.0%;

Sanford S. Wadler 0.2%; Christine A. Tsingos 0.0%; and all directors and executive officers as a group 31.4%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	David Schwartz, Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership (the “Partnership”), and, as such, share voting and dispositive power over the Class B Common Stock held by the Partnership.

(4)	Based solely on an amended Schedule 13G filed on February 14, 2006 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G filed on February 13, 2006 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Includes 4,060,054 shares of Class B Common Stock held by the Partnership.

(7)	David and Alice N. Schwartz each have a one-half community property interest in these shares. Also includes 26,687 shares of Class A Common Stock held by the David and Alice N. Schwartz Charitable Remainder Unitrust of which Dave and Alice N. Schwartz are the sole trustees. Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which David and Alice N. Schwartz are general partners.

(8)	Norman Schwartz and Steven Schwartz are sons of David and Alice N. Schwartz.

(9)	Includes 10,310 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(10)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 27, 2006, under the Company’s employee stock purchase plan and stock option agreements, as follows: David Schwartz, 329,696 Class B shares; Norman Schwartz, 94,708 Class B shares; James J. Bennett, 3,000 Class A shares; John Goetz, 45,771 Class A shares; Sanford S. Wadler, 30,142 Class A shares; Christine A. Tsingos, 8,872 Class A shares, and all directors and officers as a group, 127,008 Class A shares and 424,404 Class B shares.

(11)	Includes 2,483 shares of Class A Common Stock and 10,310 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

I. ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. The seven persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. All are currently our directors with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. David Schwartz and Alice N. Schwartz are husband and wife; Norman Schwartz is their son. No other family relationships exist among our current and nominated directors or executive officers. As husband and wife, David and Alice N. Schwartz share equally in all remuneration and other benefits accorded to either of them by us.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The persons named in the proxy intend to vote the shares subject to such proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by them for director.

Name	Class of Common Stock to Elect	Age	Present Principal Employment and Prior Business Experience	Director Since
James J. Bennett	Class B	77	Retired in 2002 as our Chief Operating Officer, in which capacity he served since 1993, and our Executive Vice President, in which capacity he served since 1996; our Vice President and Group Manager, Clinical Diagnostics from 1985 to 1993; our Vice President and Chief Operating Officer from 1977 to 1985.	1977

Albert J. Hillman	Class A	74	Of Counsel to the law firm of Townsend and Townsend and Crew from 1995 through 2005 and partner in the firm from 1965 to 1995, which firm serves as our patent counsel.	1980

Ruediger Naumann-Etienne	Class B	59	Owner and Managing Director of Intertec Group since 1989; Vice-Chairman of Cardiac Science since 2005; Chairman of Quinton Cardiology Systems from 2000 to 2005 and Chief Executive Officer of Quinton Cardiology Systems from 2000 to 2003; Director of Varian Medical Systems since 2003.	2001

Philip L. Padou	Class A	71	Retired since 1991; Vice President and Chief Financial Officer of Ozier Perry and Associates (a risk assessment software and consulting company) from 1987 to 1991.	1980

Alice N. Schwartz	Class B	79	Retired since 1979; Research Associate, University of California, from 1972 to 1978.	1967

David Schwartz	Class B	82	Chairman of the Board since 1957. Previously our President and Chief Executive Officer from 1957 through 2002.	1957

Name	Class of Common Stock to Elect	Age	Present Principal Employment and Prior Business Experience	Director Since
Norman Schwartz	Class B	56	Our President and Chief Executive Officer since January 1, 2003; our Vice President from 1989 to 2002; our Group Manager, Life Science, from 1997 to 2002; and our Group Manager, Clinical Diagnostics, from 1993 to 1997.	1995

In January 1997, we entered into a non-competition and employment continuation agreement with James J. Bennett pursuant to which our management has agreed to nominate him as director for a period of three years following his resignation from his position as Executive Vice President and Chief Operating Officer, which resignation became effective on January 1, 2003. See “Compensation of Directors.”

In addition to David Schwartz and Norman Schwartz, the following persons were our executive officers during all or part of 2005: Bradford J. Crutchfield, John Goetz, Giovanni Magni, Ronald W. Hutton, Christine A. Tsingos and Sanford S. Wadler. Bradford J. Crutchfield (age 43) was appointed Vice President and Group Manager of the Life Science Group in 2003. Previously, he held various positions within Bio-Rad since joining us in 1985, including Managing Director, Bio-Rad Microscience, and Manager of our BioMaterials Division. John Goetz (age 56) was appointed Vice President and Group Manager of the Clinical Diagnostics Group in 2000. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager of QSD and Operations Manager of the Diagnostics Group. Giovanni Magni (age 49) was appointed Vice President and International Sales Manager in 2004. Previously, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Bio-Rad Southern Europe and Diagnostics Group Operation Manager, Bio-Rad France. Ronald W. Hutton (age 48) has been our Treasurer since 1997. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997. Christine A. Tsingos (age 47) was appointed our Chief Financial Officer in 2002 and Vice President in 2003. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from October 2000 to July 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from November 1999 to September 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from May 1990 to November 1999. Sanford S. Wadler (age 59) has been our General Counsel and Secretary since 1989 and was appointed Vice President in 1996. Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Our Board of Directors has no nominating committee or other committees performing similar functions. During 2005, our Board of Directors held a total of nine meetings (including regularly scheduled and special meetings) and except for Ruediger Naumann-Etienne, no director attended fewer than 75% of such meetings or meetings of any committee on which such director served.

Audit Committee

Our Audit Committee is composed of Albert J. Hillman, Ruediger Naumann-Etienne and Philip L. Padou. All three Audit Committee members are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 121A of the American Stock Exchange Company Guide, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee met six times in the year 2005. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

Compensation Committee

Our Compensation Committee, consisting of two non-employee directors, Albert J. Hillman and Philip L. Padou, met three times in 2005. Our Compensation Committee reviews and approves our executive compensation policies. A more complete discussion is provided in the “Report of the Compensation Committee of the Board of Directors” of this proxy statement.

Nominating Committee Functions

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Each member of our Board of Directors participates in the consideration of director nominees. Albert J. Hillman, Ruediger Naumann-Etienne and Philip L. Padou are all “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 121A of the American Stock Exchange Company Guide; James J. Bennett, David Schwartz, Alice N. Schwartz and Norman Schwartz are not. However, because we are controlled by the Schwartz family, we are a “controlled company” for purposes of the American Stock Exchange listing standards, and thus we are not required to have a standing nominating committee comprised solely of independent directors.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the

Board of Directors.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to be considered for inclusion in next year’s proxy statement, any such nominations must be properly submitted by December 2, 2006.

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. These qualifications include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as are any other candidates.

Each of the nominees included on the attached proxy card was recommended for inclusion by all of the other members of our Board of Directors.

Communications with the Board of Directors

Individuals can communicate with our Board of Directors by mailing a written communication to:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board.

Board of Directors’ Policy Regarding Board Members’ Attendance at Annual Meetings

Every member of our Board of Directors is expected to attend our annual meetings of stockholders in person, absent extraordinary circumstances such as a personal emergency. All seven of the directors attended last year’s annual meeting of stockholders in person.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2005, Townsend and Townsend and Crew, the patent law firm to which Albert J. Hillman was Of Counsel until December 31, 2005, rendered legal services to us. Our Board of Directors has relied upon our General Counsel to determine that the services of Townsend and Townsend and Crew were provided on terms at least as fair to us as if they had been provided by a non-affiliate. Our General Counsel is responsible for the management of all of our relationships with providers of legal services.

In 2005, Norman Schwartz was a director of OEM Systems, which is a supplier of products to Bio-Rad. In 2005, we did approximately $10 million of business with OEM Systems.

COMPENSATION OF DIRECTORS

Pursuant to the policy of our Board of Directors, directors who are not also our employees are paid a fee of $2,000 per month plus an additional $100 per meeting for any meetings in excess of 16 per year for serving as directors. Audit Committee members are paid an additional $625 per month.

In January 1997, we entered into a non-competition and employment continuation agreement with James J. Bennett, our then Executive Vice President and Chief Operating Officer. Under the terms of this Agreement, Mr. Bennett agreed not to compete with us for two years after the end of his employment with us. Mr. Bennett resigned as our Executive Vice President and Chief Operating Officer effective January 1, 2003. Pursuant to the terms of this Agreement, our management has agreed to nominate him as director for a period of three years following his resignation. Mr. Bennett is continuing to serve as an employee and perform mutually agreed tasks for six weeks in each twelve-month period for up to five years from his resignation. Mr. Bennett is paid his weekly salary in effect at the time of his resignation for those six weeks, plus his annual Board fees, the total of which is paid in 26 equal installments over each twelve-month period. For mutually agreed assignments extending beyond the six weeks, his compensation will be at his weekly pay rate in effect at the time of his resignation. During this period of continued part-time employment with us, Mr. Bennett is permitted to exercise all vested stock options granted to him prior to his resignation. In addition, if Mr. Bennett retires and ceases part-time employment with us, he is entitled to exercise his stock options for a period of two years after such retirement.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table presents compensation paid or accrued by us for services rendered during 2005, 2004 and 2003 by our CEO and our four other most highly compensated executive officers in 2005 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long-Term Compensation(2)	All Other Compensation(3)
Name and Principal Position	Year	Salary		Bonus		Shares Underlying Options
David Schwartz Chairman of the Board	2005 2004 2003	$ $ $	504,075 504,010 504,010	$ $ $	138,351 184,279 166,248	10,000 10,000 10,000	$ $ $	14,567 15,575 25,800

Norman Schwartz President and Chief Executive Officer	2005 2004 2003	$ $ $	497,065 477,000 455,000	$ $ $	136,427 174,403 150,082	77,400 64,290 67,783	$ $ $	11,454 10,664 10,414

John Goetz Vice President and Group Manager	2005 2004 2003	$ $ $	376,474 353,634 337,000	$ $ $	148,682 144,106 137,968	7,000 8,000 10,000	$ $ $	12,158 10,588 10,340

Sanford S. Wadler Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	353,527 345,065 305,505	$ $ $	86,598 112,125 86,815	5,000 6,000 10,000	$ $ $	11,836 11,586 11,387

Christine A. Tsingos Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	310,547 298,027 285,000	$ $ $	76,068 96,838 84,104	5,000 6,000 10,000	$ $ $	10,500 10,250 1,148

(1)	All other annual compensation amounts not included elsewhere in this proxy statement for each of the Named Executive Officers were less than the amounts required for separate reporting and are included in salary. The bonus amounts are payments made in 2004, 2005 and 2006 respectively, for services rendered in the immediately preceding year.

(2)	There have been no restricted stock awards or payouts under long-term incentive plans during the fiscal years reflected on this table.

(3)	Amounts reported for each of the Named Executive Officers include contributions of $10,000 made in 2004 ($1,148 with respect to Christine A. Tsingos in 2004), $10,250 in 2005 and $10,500 in 2006 for services rendered in the immediately preceding respective year pursuant to the Employees’ Deferred Profit Sharing Retirement Plan. A more complete discussion is provided in the section titled “Profit Sharing Plan Contributions” of the “Report of the Compensation Committee of the Board of Directors” in this proxy statement. In addition, amounts reported include term life insurance costs paid on behalf of certain Named Executive Officers as follows: David Schwartz, $15,800 in 2003, $5,325 in 2004 and $4,067 in 2005; Norman Schwartz, $414 in 2003 and 2004 and $954 in 2005; John Goetz, $340 in 2003, $338 in 2004 and $1,658 in 2005; and Sanford S. Wadler, $1,387 in 2003, $1,336 in 2004 and $1,336 in 2005.

OPTION GRANTS IN 2005

The following table presents certain information regarding stock options granted to the Named Executive Officers in 2005.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term(2)
	Number of Securities	% of Total Options
Name	Underlying Options Granted(1)	Granted to Employees In 2005		Exercise Price ($/Share)		Expiration Date	Assumed Appreciation of 5%		Assumed Appreciation of 10%
David Schwartz	1,897 8,103	0.62 2.63	% %	$ $	62.04 56.40	02/09/10 02/09/15	$ $	21,500 301,797	$ $	57,950 751,264

Norman Schwartz	1,739 75,661	0.56 24.58	% %	$ $	62.04 56.40	02/09/10 02/09/15	$ $	19,709 2,818,005	$ $	53,123 7,014,853

John Goetz	7,000	2.27%			$57.49	02/09/15		$253,086		$641,370

Sanford S. Wadler	5,000	1.62%			$57.49	02/09/15		$180,776		$458,121

Christine A. Tsingos	5,000	1.62%			$57.49	02/09/15		$180,776		$458,121

(1)	Stock options granted in 2005 in this table are incentive stock options and non-qualified stock options. The exercise prices are equal to at least 100% of the fair market value of the underlying securities at the time such options were granted. All shares subject to the above options are shares of Class A Common Stock with the exception of all of the options granted to David Schwartz and Norman Schwartz, which were for shares of Class B Common Stock. All of these stock options have a term of ten years (except for options to purchase 1,897 and 1,739 shares of Class B Common Stock, which were granted to David Schwartz and Norman Schwartz, respectively, and which have a term of five years) and become exercisable at a rate not greater than 20% per annum commencing one year after the date of grant. In 2005, options to purchase 119,900 shares were granted to all executive officers as a group (including options to purchase 87,400 shares of Class B Common Stock granted to David Schwartz and Norman Schwartz), and options to purchase 187,922 shares were granted to all other employees.

(2)	Potential realizable value is based on an assumption that the stock price of the applicable class of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth.

The following table presents the number of shares for which options were exercised in 2005, as well as the number of exercisable and unexercisable options held by the Named Executive Officers at December 31, 2005.

AGGREGATE OPTION EXERCISES IN 2005 AND

DECEMBER 31, 2005 OPTION VALUES

Name			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(1)
	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David Schwartz(2)	74,768	$2,752,794	311,623	51,385	$15,646,320	$1,297,704

Norman Schwartz(2)	19,510	$823,416	49,967	174,996	$1,398,042	$2,660,773

John Goetz	4,000	$130,320	39,201	23,979	$1,880,466	$466,709

Sanford S. Wadler	12,406	$424,430	24,185	20,753	$1,190,521	$445,879

Christine A. Tsingos	0	$0	4,936	16,064	$130,702	$278,588

(1)	The closing prices of Class A Common Stock and Class B Common Stock on December 31, 2005 were $65.44 and $65.00 per share, respectively.

(2)	David Schwartz and Norman Schwartz held options to purchase shares of Class B Common Stock only.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed of Albert J. Hillman and Philip L. Padou. We do not currently have any interlocking relationships with another entity involving any of our Compensation Committee members. James J. Bennett, David Schwartz, Norman Schwartz, Alice N. Schwartz and Ruediger Naumann-Etienne participate in general Board of Directors’ discussions of compensation, bonuses and stock options. David, Norman and Alice N. Schwartz recused themselves from and did not participate in the discussions or decisions concerning our President’s compensation.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee was formed in December 1993. The function of our Compensation Committee is to review and approve the compensation arrangements for our senior management and any compensation plans in which our executive officers and directors are eligible to participate. Our Compensation Committee has furnished the following report on executive compensation.

Objectives and Overview

The overall objectives of our executive compensation programs are:

•	to attract, retain and motivate key executive talent;

•	to reward key executives based on business performance;

•	to align executive incentives with the interests of our stockholders; and

•	to encourage the achievement our objectives.

Executive compensation consists of four components: (1) base salary; (2) annual and special incentive bonus payments; (3) long-term incentives in the form of stock options and (4) contributions to our profit sharing plan. We strive to provide a competitive total compensation package to our senior management based on professionally compiled surveys of broad groups of companies of comparable size within related industries.

Base Salary

Each year, we obtain studies of compensation trends, practices and levels from a variety of nationally recognized independent compensation surveys in order to determine the competitiveness of the pay structure for our senior managers. Within the comparative groups of companies surveyed, we set executive base salaries and total compensation near and below the arithmetic mean of the surveys, respectively. Each executive’s base salary is determined by an assessment of the executive’s job description and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures. Each executive’s performance is evaluated annually by our President to determine individual merit increases within the overall guidelines established in each year’s budget process. For 2005, our merit increase guideline was 4.00% and was based on the compensation surveys.

Incentive Bonus Payments

Our executive officers, including the President, are eligible for an annual incentive bonus and special bonuses, determined as a percentage of the officers’ eligible wages. Annual bonuses are awarded to executive officers, including the President and our other key employees and our operating units, who meet certain annual and operating unit goals, which are previously established by our senior management. In 2005, the performance factors used in calculating bonuses included sales volume, direct contribution and inventory and/or receivable management turns, as measured against annual objectives. Performance goals have been established for us as a whole and for each operating unit. Bonuses are determined using these performance factors and comparisons to competitive industry standards. The bonus calculation is weighted between our performance and operating unit performance according to the responsibilities of each executive. Incentive bonuses may be awarded in cash and/or stock.

Bonuses for performance in 2005 were awarded in March 2006 and ranged from 0.8% to 41.2% of base salaries. Bonuses for 2004 were awarded in March 2005 and ranged from 2.1% to 46.3% of base salaries. Bonuses for 2003 were awarded in March 2004 and ranged from 0.0% to 40.9% of base salaries. Because bonuses are based on growth and profitability, trends in bonus awards generally track the performance of our operating units and our company as a whole. Special bonuses are awarded only on completion of specific projects or transactions.

Long-Term Incentives

We provide our executive officers and other key employees with long-term incentive compensation through the grant of stock options. We believe that stock options provide our key employees with the opportunity to purchase and maintain an equity interest in us and to share in the appreciation of the value of our stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with us for the long term because the options are vested over a four- or five-year period. Because all options are granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of our Common Stock increases over time.

Our Board of Directors has delegated certain responsibilities of administration of our stock option plans to the Stock Option Award Committee. Our Stock Option Award Committee is composed of Albert J. Hillman and Philip L. Padou and is responsible for determining the timing and distribution of grants subject to the terms of the current option plans. Our Stock Option Award Committee also determines the total number of shares granted and the allocation of shares to individual executive officers and key employees. Recommendations from senior management and other factors are considered including: the responsibility level, individual performance and contribution to the Company’s business of each officer and key employee. The option grants are submitted to the Board of Directors for ratification and the date of grant is the date of the Board of Directors meeting.

Profit Sharing Plan Contributions

Our employees who are directors or officers are entitled to participate in the Bio-Rad Laboratories, Inc. Employees’ Deferred Profit Sharing Retirement Plan (“Profit Sharing Plan”) on the same basis as all of our other employees. The Profit Sharing Plan covers all of our full-time employees, or any of our participating subsidiaries, who have completed one year of service. Contributions to the Profit Sharing Plan are determined each year by our Board of Directors in its sole discretion and are allocated among each participant based on the ratio his or her compensation bears to the aggregate compensation of all participants. For 2005, our Board of Directors approved a contribution of 5% of eligible compensation. Participants are vested 100% after five years of service, but funds are not distributed until retirement, termination of employment with us or as required by regulation or law.

President’s Compensation

For 2005, our Compensation Committee was primarily responsible for determining and approving our President’s compensation. Our President’s compensation was compared with compensation of other CEOs in the above-mentioned surveys and proxy statements for comparable companies. Our President’s salary is typically set within the mid-range of CEO’s salaries surveyed for comparable companies.

Our President’s annual bonus is based on the achievement of our financial goals. The same performance criteria are used to calculate our President’s annual bonus as those established for other eligible executive officers. These criteria are discussed above under “Incentive Bonus Payments.” A bonus of $136,427 was paid in 2006 based on performance against previously established growth and profitability targets for 2005.

Corporate Tax Deduction for Compensation in Excess of $1 Million Per Year

To the extent readily determinable and as one of the factors in its consideration of compensation matters, our Compensation Committee considers the anticipated tax consequences to us and to our executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond our Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, our Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

THE COMPENSATION COMMITTEE

Albert J. Hillman

Philip L. Padou

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee was established on September 24, 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee charter on March 11, 2004. During fiscal year 2005, the Audit Committee was comprised of Albert J. Hillman, Ruediger Naumann-Etienne and Philip L. Padou who were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 121A of the American Stock Exchange Company Guide. Albert J. Hillman and Ruediger Naumann-Etienne joined the Audit Committee in October 2001; Philip L. Padou joined the Audit Committee in September 1992.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to management’s assessment and effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2005.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;

•	reviewed and discussed our assessment of internal control over financial reporting with management;

•	discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•	discussed with Deloitte & Touche LLP, our independent auditors, its independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements and management’s report on internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: The aggregate fees billed for professional services rendered by our current independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audits of our annual financial statements (including all of our subsidiaries) and internal controls, audit-related fees, tax fees and all other fees for the fiscal years ended December 31, 2004 and 2005, as compiled on an invoice-date basis were:

	2004	2005
Audit Fees(1)	$2,795,200	$4,414,500
Audit-Related Fees(2)	$487,100	$26,100
Tax Fees(3)	$2,040,700	$407,700
All Other Fees(4)	$0	$0

(1)	Audit Fees include aggregate fees when billed for professional services rendered in connection with Deloitte & Touche’s audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Forms 10-Q, and the attestation services for the statutory audits of international subsidiaries.

(2)	Audit-Related Fees in 2004 and 2005 are for fees billed for services related to our December 2004 offering of 6.125% Senior Subordinated Notes. Audit-Related Fees in 2004 also include fees in connection with our readiness for compliance with the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees include aggregate fees billed for professional services rendered in connection with tax planning, international tax compliance and expatriate income taxes.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” are compatible with maintaining our independent auditor’s independence, and has determined that the provision of such services to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE

Albert J. Hillman

Ruediger Naumann-Etienne

Philip L. Padou

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder returns over the past five years for the Company’s Class A Common Stock, the American Stock Exchange Market Value Index and a selected peer group, assuming $100 invested on December 31, 2000, and reinvestment of dividends if paid:

(1)	The peer group consists of the following public companies: Beckman Coulter; Becton Dickinson; Diagnostic Products; Invitrogen; Meridian Bioscience; Millipore; and PerkinElmer Inc. Companies in the peer group reflect our participation in two different markets: life science research products and clinical diagnostics. No single public or private company has a comparable mix of products which serve the same markets. In many cases, only one division of a peer group company competes in the same markets as we do. Collectively, the peer group reflects products and markets similar to those of Bio-Rad.

This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to insiders were complied with, except as follows: Norman Schwartz did not timely file a Form 4 with respect to a stock option exercise for 12,010 shares of Class B Common Stock in September 2005.

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to serve as our auditors for the fiscal year ending December 31, 2006. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of Deloitte & Touche LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2006.

III. OTHER MATTERS

At the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Our annual report for the year ended December 31, 2005, including financial statements, has been mailed, or is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for our annual meeting.

Stockholders of record on February 27, 2006 may obtain copies without charge of our annual report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, Attention: Secretary, no later than December 2, 2006.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in the Company’s proxy statement, you must submit it in writing to us at the above address by February 15, 2007.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

March 31, 2006

Proxy - BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2006

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 27, 2006, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 25, 2006 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4
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ADD 6	C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	Class A Common Stock

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - Albert J. Hillman	☐	☐

02 - Philip L. Padou	☐	☐

B	Issue

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	PROPOSAL to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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	1 U P X	0 0 8 0 6 8 1

Proxy - BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2006

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 27, 2006, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 25, 2006 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6	C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	Class B Common Stock

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - James J. Bennett	☐	☐	04 - David Schwartz	☐	☐

02 - Ruediger Naumann-Etienne	☐	☐	05 - Norman Schwartz	☐	☐

03 - Alice N. Schwartz	☐	☐

B	Issue

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	PROPOSAL to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

	1 U P X	0 0 8 0 6 8 2